Strategic Partnership Agreement


This Strategic Partnership Agreement is made and entered into on the 8th day of December 2004 by and between China Finance, Inc., a company registered and incorporated in Utah ("CFI"), and Onanma Sevices Limited, a company registered and incorporated in Hong Kong ("OSL")

The parties hereto hereby agree as follows:

                                    Contents

1. OSL will become CFI's strategic partner and provide CFI with information on its clients that want to pursue going public in the U.S. from their client base upon the permission of the clients, including the client's financial information, capital structure, legal proceedings, and business introduction etc.

2. CFI will provide surety guarantee services to OSL's clients that intend to become public in the U.S. through a reverse merger or M&A transaction with a U.S. publicly listed company, and other related services, including strategic planning, coordinating with other third-parties professionals, helping prepare related documents etc. with the surety guarantee service at the same time.

                               Period of Validity

3. The period of validity is 12 months, starting from the 8th day of December 2004; in the case that any party intends to terminate this agreement, it must notify the other party 60 days in advance in writing.

      After the period of validity, if the parties need to extend the valid period, another separate agreement needs to be made.

                                   Termination

4. Besides all the items listed in this agreement (except Item 3), this agreement will terminate under the following situations:

      a.    Any party declares bankruptcy, is acquired or liquidated;
      b.    CFI is acquired by another company;
      c.    CFI is merged with other companies (unless CFI is the purchaser).

                                     Titles

5. The titles of the items in this agreement are only for reference, and they don't affect the meanings and explanations of the items.
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                                  Compensation

6. If any legal procedures must be conducted to execute or explain the items in this agreement, the winning party should receive adequate compensation and be reimbursed for the attorney fee and other fees.

                                Independent Party

7. Any party of this agreement is not employed by the other party and the services rendered according to this agreement are not exclusive. Any party can provide services to other companies without hurting the other party.

                                 Applicable law

8.    This agreement shall be governed by the laws of Hong Kong.

                                  Legal Meaning

9. If any one or more items in this agreement become ineffective, illegal, or un-executable, the effectiveness of other items are not affected, and this agreement must be executed according to the remaining items.






China Finance, Inc.                                      Onanma Services Limited